Exhibit 4.1

ZQ 000000 ***000000*** KANDMON HOLDINGS, INC. COMMON STOCK $0.001 PAR VALUE PER SHARE This Certifies that MR. SAMPLE & MRS. SAMPLE & MR. SAMPLE & MRS. SAMPLE is the record holder of ***ZERO HUNDRED THOUSAND AND ZERO HUNDRED THOUSAND*** Shares of the Capital Stock of transferrable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed, or assigned. IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereinto affixed this  <<Day>> day of <<Month>> A.D. <<YY>>

KADMON HOLDING INC. CERTIFICATE FOR ***000000*** SHARES OF CAPITAL STOCK ( ISSED TO ) MRS. SAMPLE & MRS. SAMPLE MR. SAMPLE & MR. SAMPLE  DATED <<Month Day, Year>>NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE: NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER. For Value Received, hereby sell, assign and transfer unto Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises. Dated In presence of